UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 5, 2005 (September 30, 2005)

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4055 Faber Place Drive, Suite 201 North Charleston, South Carolina		29405
(Address of Principal Executive Offices)		(Zip Code)

(843) 329-5151

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In its Quarterly Report on Form 10-Q for the quarter ended July 2, 2005, Polymer Group, Inc. (the “Company”) disclosed the process it was engaged in with the staff of the Securities and Exchange Commission (the “SEC Staff”) concerning the SEC Staff’s review in accordance with Section 408 of the Sarbanes-Oxley Act of 2002 of the Company’s Annual Report on Form 10-K for the year ended January 1, 2005 (“Form 10-K”) and the Quarterly Report on Form 10-Q for the quarter ended April 2, 2005 (“Form 10-Q”).  At that time, the Company believed that all issues raised by the SEC Staff had been resolved to the mutual satisfaction of the SEC Staff and the Company, with one exception related to the Company’s accounting for the exchange in fiscal 2004 of 10% Convertible Subordinated Notes due 2007 for the Company’s 16% Series A Convertible Pay-in-Kind Preferred Stock (the “Exchange”).  Although the Company believed that it had correctly accounted for the Exchange, the SEC Staff was continuing to review the Company’s response.

By letter dated September 30, 2005, the SEC notified the Company that it had completed its review of the Company’s Form 10-K and Form 10-Q and that it had no further comments.  As a result, no changes to the Company’s historical financials are required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

/s/ Willis C. Moore, III
Date: October 5, 2005	Willis C. Moore, III
Chief Financial Officer